UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 5, 2025

Informatica Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40936 (Commission File Number)	61-1999534 (I.R.S. Employer Identification Number)
2100 Seaport Boulevard
Redwood City, California 94063
(650) 385-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INFA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Accounting Officer Transition

On March 5, 2025, the Board of Directors (the “Board”) of Informatica Inc. (the "Company") appointed Francis Santiago as the Group Vice President, Chief Accounting Officer and principal accounting officer (“CAO”) of the Company effective March 5, 2025. Mr. Santiago succeeds Mark Pellowski, who stepped down from his role as the Company's principal accounting officer on March 5, 2025, in anticipation of his retirement after 20 years of service with the Company. Mr. Pellowski will remain an employee of the Company to support the transition of Mr. Santiago in his role as the new CAO.

Mr. Santiago, 47, has served in a variety of finance and accounting roles at the Company for over 13 years. Most recently, Mr. Santiago served as the Corporate Controller of the Company since March 2024, and he served as the Vice President of Finance, Revenue Operations of the Company for three years before that. Prior to Informatica, Mr. Santiago was employed with KPMG for over ten years. Mr. Santiago holds a B.S. in Accounting from Santa Clara University.

Summary of Terms of Mr. Santiago's Employment

In connection with the appointment of Mr. Santiago as the Company's CAO, his compensation was modified to include: (i) an annual base salary of $390,500 (the “Base Salary”), (ii) an annual target bonus equal to 50% of the Base Salary based on the achievement of both Company and any individual goals under the Company’s Corporate Bonus Plan for senior executives of the Company, and (iii) an equity award to be granted under the Company’s 2021 Equity Incentive Plan of restricted stock units (the “RSU Awards”) valued at a total of $600,000 based on a price of the Company’s common stock to be determined by the Company's Compensation Committee. All of the RSU Awards will be time-based and will vest into shares of common stock over three years. Mr. Santiago will also be eligible for additional annual or special awards under the Company’s 2021 Equity Incentive Plan in the future based on the Company’s granting practices at the time of the award.

Mr. Santiago will be eligible to participate in standard Company benefit programs available to similarly situated officers, including: health, vision, dental and disability coverage; participation in the Company’s 401(k); and the 2021 Employee Stock Purchase Plan, as amended.

Mr. Santiago will be entitled to receive severance benefits if his employment is terminated in connection with a change in control of the Company pursuant to the Severance Agreement which is applicable to other senior executives and is attached as Exhibit 10.5 to the Company’ Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 18, 2021 (File No. 333-259963).

In connection with his appointment, Mr. Santiago will enter into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 18, 2021 (File No. 333-259963).

There are no arrangements or understandings between Mr. Santiago and any other persons pursuant to which he was appointed as CAO. There are no family relationships among any of the Company’s directors or executive officers and Mr. Santiago. Other than as disclosed herein, Mr. Santiago is not a party to any transaction required to be disclosed pursuant to 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	March 11, 2025	INFORMATICA INC.

		By:	/s/ Brad Lewis
Brad Lewis
Senior Vice President & Chief Legal Officer